Hynes & Howes Insurance Counselors, Inc.
Davenport, Iowa


                          Independent Auditor's Report

We have audited the balance sheet of Hynes & Howes Insurance Counselors, Inc. as of September 30, 1999, and the related statements of income, retained earnings, paid-in-capital, and cash flows for the years ended September 30, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Hynes & Howes Insurance Counselors, Inc. as of September 30, 1998 and 1997, were audited by other auditors who have ceased operation and whose report dated December 18, 1998, expressed an unqualified opinion on these statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 12 to the financial statements, the company has restated its September 30, 1998 financial statements during the current year to reflect income from installment sales contracts, in conformity with generally accepted accounting principles. The other auditors reported on the September 30, 1998 financial statements before the restatement.

In our opinion, the September 30, 1999 financial statements referred to above present fairly, in all material respects, the financial position of Hynes & Howes Insurance Counselors, Inc. as of September 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





                                 Shapley, Shapley & Moorhead, P.C.
                                 Certified Public Accountants

Davenport, Iowa
November 30, 1999